Exhibit 99.1

Liquidia Announces Global Settlement Resolving All Pending Litigation with United Therapeutics, Ensuring Continued Commercialization of YUTREPIA in PAH

•	Fully resolves all six ongoing lawsuits between the companies

•	Maintains uninterrupted access to YUTREPIA® for patients with pulmonary arterial hypertension (PAH)

•	Liquidia to pay net $380.7 million in multiple installments in 2026 and 2027, inclusive of payments to resolve antitrust litigation against United Therapeutics

•	Strong financial position with $222.7 million in Q3’26 YUTREPIA net product sales (preliminary, unaudited), contributing to $396.1 million in cash and cash equivalents as of September 30, 2026

•	Liquidia will continue to advance YUTREPIA and L606 clinical programs as previously outlined

MORRISVILLE, N.C., Oct. 13, 2026 (GLOBE NEWSWIRE) -- Liquidia Corporation (Nasdaq: LQDA), a biopharmaceutical company driven by science and compassion to revolutionize care for patients with challenging respiratory and vascular diseases, today announced that it has entered into a global settlement agreement with United Therapeutics Corporation (Nasdaq: UTHR) that resolves all pending litigation between the companies. Importantly, YUTREPIA® (treprostinil) inhalation powder will remain available to patients with PAH without disruption.

Liquidia CEO Dr. Roger Jeffs said: “We are always guided by our commitment to act in the best interests of patients in everything we do. Today’s agreement fully resolves years of litigation and provides certainty to PAH patients that they can continue to access YUTREPIA, whose differentiated attributes have enabled its rapid adoption by physicians and patients since launch. We can now focus our full attention and resources on further growing the YUTREPIA brand, with the goal of making it the prostacyclin therapy of choice in PAH, whether patients are starting or switching from an inhaled therapy, transitioning from an oral prostacyclin, or de-escalating from parenteral prostacyclin to inhaled. And simultaneously, we will continue to build on our market position through post-marketing studies of YUTREPIA, pivotal studies of L606 to support PAH and PH-ILD indications, and new studies to explore novel treatments for conditions like systemic sclerosis-associated Raynaud's phenomenon (SSc-RP) and pulmonary hypertension associated with chronic obstructive pulmonary disease (PH-COPD), where no approved options exist.”

Litigation Fully Resolved

The settlement follows the September 30, 2026, ruling by the U.S. District Court for the District of Delaware (the Court) that claims 1 and 14 of U.S. Patent No. 11,826,327 (the ’327 patent) are valid and infringed by Liquidia. These claims generally cover treatment of pulmonary hypertension associated with interstitial lung disease (PH-ILD) with inhaled treprostinil, including dry powder formulations. As part of the settlement, Liquidia has agreed not to appeal the Court’s ruling. In addition, Liquidia has submitted a supplement to remove the PH-ILD indication from YUTREPIA’s label and no longer promotes it for PH-ILD.

The settlement includes mutual releases and is not an admission of liability by either party. Following Liquidia’s initial payment, the parties will file stipulations to dismiss with prejudice the following matters as between UTHR and Liquidia:

•	United Therapeutics Corporation v. Liquidia Technologies, Inc., C.A. No. 1:23-cv-00975 (D. Del.), related to alleged infringement of the ’327 patent;

•	United Therapeutics Corporation v. Liquidia Technologies, Inc., C.A. No. 1:25-cv-00368 (M.D.N.C.), related to alleged infringement of U.S. Patent No. 11,357,782;

•	Liquidia Technologies, Inc. v. United Therapeutics Corporation, C.A. No. 1:25-cv-00299 (M.D.N.C.), related to alleged infringement of U.S. Patent No. 10,898,494;

•	United Therapeutics Corporation and Lung Biotechnology PBC v. Liquidia Technologies, Inc. and Robert Roscigno, No. 21CVS004094-310 (N.C. Super. Ct.), related to alleged misappropriation of trade secrets;

•	United Therapeutics Corporation and Lung Biotechnology PBC v. Robert Roscigno and Liquidia Technologies, Inc., No. 24CVS3755 (N.C. Super. Ct.), related to alleged breach of contract; and

•	Sandoz Inc. and RareGen, LLC v. United Therapeutics Corporation and Smiths Medical ASD, Inc., No. 2:19-cv-1070 (D.N.J.), and the related appeals, Nos. 24-3067, 24-3116 and 24-3146 (3d Cir.), related to alleged antitrust violations.

Financial Terms of Settlement

Under the agreement, Liquidia will make a net payment to UTHR of $175 million within 30 business days. The net payment includes funds paid by UTHR to Liquidia to resolve the antitrust litigation tied to Treprostinil Injection. Liquidia will also pay $145.4 million in two equal installments of $72.7 million due on or before January 31, 2027, and April 30, 2027, respectively.

In connection with the settlement, Liquidia entered into agreements with the parties with interests in the antitrust litigation related to Treprostinil Injection. Under those agreements, Liquidia will pay an aggregate of $60.3 million this month in full satisfaction of those parties’ interests in the antitrust litigation. Concurrently, Liquidia terminated the promotional agreement tied to Treprostinil Injection and will no longer commercially support the product in the market.

Michael Kaseta, Chief Operating Officer and Chief Financial Officer, said: “We are confident this settlement is in the best interests of our patients and shareholders and in our ability to meet the settlement obligations while continuing to invest in the business. We expect to fund the outlined payments from the ongoing sales of YUTREPIA and cash on hand. Preliminary and unaudited results from the third quarter 2026 included YUTREPIA net product sales of $222.7 million, contributing to total cash and cash equivalents of $396.1 million as of September 30, 2026. We expect to rebuild our cash position and fund our planned clinical studies without requiring additional financing.”

Liquidia will provide a broader update on YUTREPIA’s performance, its financial position and its pipeline priorities on its third-quarter 2026 earnings call in November.

About YUTREPIA® (treprostinil) Inhalation Powder

YUTREPIA is an inhaled dry-powder formulation of treprostinil delivered through a convenient, low-effort, palm-sized device. YUTREPIA was designed using Liquidia’s PRINT® technology, which enables the development of drug particles that are precise and uniform in size, shape and composition, and that are engineered for enhanced deposition in the lung following oral inhalation. YUTREPIA was approved in 2025 for the treatment of pulmonary arterial hypertension (PAH). YUTREPIA is not approved for the treatment of systemic sclerosis-associated Raynaud’s phenomenon (SSc-RP) or pulmonary hypertension associated with chronic obstructive pulmonary disease (PH-COPD); it has received Fast Track designation from the FDA for SSc-RP.

About Pulmonary Arterial Hypertension (PAH)

PAH is a rare, chronic, progressive disease caused by hardening and narrowing of the pulmonary arteries that can lead to right heart failure and eventually death. Currently, an estimated 45,000 patients are diagnosed and treated in the United States. There is currently no cure for PAH, so the goals of existing treatments are to alleviate symptoms, maintain or improve functional class, delay disease progression and improve quality of life.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company driven by science and compassion to revolutionize care for patients with challenging respiratory and vascular diseases. The company’s current focus spans the development and commercialization of products in pulmonary hypertension and other applications of its proprietary PRINT® Technology. PRINT enabled the creation of YUTREPIA® (treprostinil) inhalation powder, a drug approved in 2025 for the treatment of PAH. YUTREPIA is currently under development for other indications, including SSc-RP and PH-COPD. The company is also developing L606, an investigational extended-release formulation of treprostinil administered twice daily with a next-generation nebulizer. To learn more about Liquidia, please visit www.liquidia.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding the settlement agreement and its anticipated benefits; the amount, timing and funding of payments under the settlement agreement and the agreements with Sandoz Inc., Henderson SPV, LLC, and PBM RG Holdings, LLC; the transfer of commercial rights related to Treprostinil Injection to Sandoz; the filing and entry of dismissals of the pending litigation; the timing and outcome of FDA review of the Prior Approval Supplement to remove the PH-ILD indication from the YUTREPIA label; the impact of ceasing PH-ILD promotion and sales on YUTREPIA revenue; continued availability of YUTREPIA for patients with PAH; our future results of operations, financial position and cash resources; and our development plans for L606 and for YUTREPIA in SSc-RP, PH-COPD or other indications, are forward-looking statements. These statements involve significant risks and uncertainties, and actual results could differ materially from those expressed or implied herein. Among other things, the settlement agreement does not extend to indications other than PAH or to new treprostinil-containing products, and United Therapeutics may assert patents against our development programs or future products. Fast Track designation does not guarantee that YUTREPIA will receive FDA approval for the treatment of SSc-RP or that development will proceed on the anticipated timeline. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the SEC, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

The estimated preliminary unaudited financial information for the period ended September 30, 2026 included in this press release may contain forward-looking statements that are based on information available to the Company as of the date of this press release. The Company’s financial closing and review procedures for the period ended September 30, 2026 are not yet complete, and actual results may differ from these preliminary estimates as a result of final accounting adjustments, the completion of internal control processes, and other developments that may arise prior to the finalization of the Company’s financial statements. The preliminary financial information included in this release have not been reviewed by the Company’s independent registered public accounting firm and should not be considered a substitute for the Company’s unaudited interim financial statements. Accordingly, undue reliance should not be placed on this preliminary information.

Contact Information

Investors:

Jason Adair

Chief Business Officer

919.328.4350

Media:

media@liquidia.com